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                                                                  Exhibit 23.2




              Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the captions "Experts" and "Relationships with Independent Public Accountants" and to the use of our report dated January 14, 1994, with respect to the financial statements of United National Bancorporation included in the Amendment No. 1 to Registration Statement (Form S-4) and related Prospectus of First Commonwealth Financial Corporation dated August 12, 1994.

                               ERNST & YOUNG LPP


Harrisburg, Pennsylvania

August 8, 1994